EXHIBIT 23.4
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COMPANIA MINERA ANTAMINA                               [GRAPHIC OMITTED - LOGO]

MINE DIVISION

January 23, 2007



United States Securities and Exchange Commission


Dear Sirs:

RE:      TECK COMINCO LIMITED
         CONSENT OF EXPERT

I hereby consent to the use of my name and references to my involvment in the preparation of the mineral reserve and mineral resource estimates for Antamina (the "Estimates), or portions thereof in the following instances:

         (a) In Teck Cominco  Limited's Annual  Information Form dated March 1,
         2006  (the   "AIF")   under  the   heading   "MINERAL   RESERVES   AND
         RESOURCES--Mineral Reserves at December 31, 2005"; and

         (b)  In  the   AIF   under   the   heading   "MINERAL   RESERVES   AND
         RESOURCES--Mineral Resources at December 31, 2005".

and to the inclusion or incorporation by reference of information derived from the Estimates in the registration statement on Form S-8 of Teck Cominco Limited.

I also consent to the references to us under the heading "Interest of Named Experts and Counsel" in the Registration Statement.


Yours truly,


 /s/ Dan Gurtler, AIMM
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 Dan Gurtler, AIMM